Exhibit 99.1

      Statement of Chief Executive Officer and Principle Accounting Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Roland Breton, the Chairman of the Board, Chief Executive Officer and Principle Accounting Officer of Dynamic Imaging Group, Inc. (the "Company"), hereby certifies that:

 The Company's Form 10-KSB Annual Report for the period ended December 31, 2002 (the "Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 24, 2003
                                        /s/ Roland Breton
                                        Roland Breton
                                        Chairman, Chief Executive Officer and
                                        Principle Accounting Officer